EXHIBIT 10.5.2







                               AGREEMENT OF LEASE


                                     BETWEEN


                             MARAVE ASSOCIATES, L.P.


                                   AS LANDLORD


                                       AND


                            QUAD SYSTEMS CORPORATION


                                    AS TENANT



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                         OFFICE AND MANUFACTURING SPACE

     LEASE made this 27th day of August, 1996, by and between MARAVE ASSOCIATES, L.P. (hereinafter called "Landlord"), and QUAD SYSTEMS CORPORATION, a Pennsylvania Corporation (hereinafter called "Tenant").

                                WITNESSETH, THAT:

         1. DEMISED PREMISES. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant accepts from Landlord, the space (hereinafter referred to as the "Demised Premises") and more particularly described by the cross-hatched area on the floor plans annexed hereto as Exhibit "A" consisting of approximately 106,000 rentable square feet on the ground & upper floor of the building (hereinafter referred to as the "Building") known as the 2405 Maryland Avenue located in Willow Grove, Pennsylvania to be used by Tenant for the purpose of Administrative Office and Manufacturing and for no other purpose, together with the parking area shown on Exhibit "A" which when striped shall contain a minimum of four hundred (400) full size parking spaces, including without limitation, handicapped parking spaces and van parking spaces in an amount sufficient to comply with applicable laws; and together with the basement space consisting of approximately 3500 square feet which may be used for storage ancillary to Tenant's operations. Title to the Demised Premises is expressly subject to those matters of record title set forth on Exhibit "A" attached hereto (the "Permitted Title Exceptions") and none other, there is no mortgage existing on the property at the time of execution. Once Landlord acquires financing there will also be documents of public record customarily required by Landlord's lender in connection with Landlord's financing for the Building. Landlord warrants and represents to Tenant that there are no encumbrances to title now nor will any others exist during the term except for mortgages which comply with Section 15 hereof. Landlord warrants and represents that the Premises are zoned for Manufacturing and Administrative Office uses permitted hereunder. Landlord warrants and represents that Tenant shall have suitable exclusive access to Maryland Avenue to permit it to conduct its manufacturing operations and business.

         2. TERM. Tenant shall use and occupy the Demised Premises for a term of ten (10) years and zero (0) months commencing on the first day of December, 1996, and ending on the thirtieth day of November, 2006 unless sooner terminated as herein provided. Tenant shall have the right to extend the term of this Lease for two (2) additional five (5) year periods for the Minimum Rent as shown on Schedule A attached hereto upon the following terms and conditions:

          a. the lease shall be in full force and effect and no default shall exist beyond any applicable grace or cure period;

          b. and Tenant shall have given Landlord nine (9) months written notice of its intention to exercise the right to extend the Lease; provided, however, in the event Tenant fails to notify Landlord of its intention to exercise any renewal option (1) such renewal option shall not be rendered ineffective until Landlord provides Tenant with a reminder notice which shall provide Tenant with ten (10) days in which to render the renewal notice. In the event Tenant fails to respond to the reminder notice within the ten (10) days period, the renewal option and any succeeding renewal option shall no longer be applicable.


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     3. MINIMUM RENT.

          A. Minimum Rent shall be in accordance with the Rider attached hereto as Schedule A. Minimum Rent and any other Rent due under this Lease shall commence thirty (30) days after Substantial Completion of Landlord's Work (as hereinafter defined), but no earlier than December 19, 1996.

          B. All rent and other sums due to Landlord hereunder (hereinafter called "Rent") shall be made payable to Marave Associates, L.P. and mailed to the office of Landlord at P. O. Box 13700 Philadelphia, Pennsylvania, 19191-1062 or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction, set-off or counterclaim (except to the extent demand or notice shall be expressly provided for herein).

          C. If Landlord, at any time or times, shall accept Rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord's rights hereunder.

          D. If the term of this Lease begins on a day other than the first day of a month, rent from such day until the first day of the following month shall be prorated at the rate of one-thirtieth of the fixed monthly rental for each day of the first full calendar month of the term hereof (and, in such event, the installment of rent paid at execution hereof shall be applied to the rent due for the first full calendar month of the term hereof).

          E. This Lease is entered into by the parties hereto conditioned upon and subject to (i) Landlord's acquisition of the building where Tenant's principal manufacturing operations and administrative offices are currently located at 2 Electronic Drive, Horsham, Pennsylvania (the "Current Facility"), and (ii) Landlord canceling Tenant's existing lease ("Existing Lease") at the Current Facility on or before October 15th, 1996. In the event that Landlord fails to acquire the Current Facility and cancel Tenant's Lease at the Current Facility on or before October 15, 1996, the Landlord shall have the option to either (i) terminate the lease effective October 15, 1996, whereupon the Lease shall terminate and become null and void, or (ii) affirm the lease, whereupon the Minimum Rent shall be reduced by the monthly minimum rental under its Existing Lease until such time that the Existing Lease is terminated. In addition to the Minimum Rent reduction, Tenant shall deduct from Minimum Rent and Rent all other costs and expenses which it shall incur pursuant to its Existing Lease, including without limitation, maintenance, cleaning, repairs, and taxes..


     4. PAYMENT OF TAXES, OPERATING COSTS, COST OF ELECTRICITY.

     A. Definitions. As used in this Section 4, the following terms shall be defined as hereinafter set forth:

     (1) "Taxes" shall mean all real estate taxes and assessments, general and special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building or with respect to the ownership thereof and the parcel of land appurtenant thereto. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein.

     (2) "Tenant's Fraction" shall be 106,000/106,000

     (3) Operating Expenses

          (A) Operating Expenses shall mean, except as hereinafter limited, Landlord's actual out-of-pocket expenses in respect of the operation, maintenance and management of the Building (after deducting any reimbursement, discount, credit, reduction or other allowance received by Landlord) and shall include, without limitation: (1) wages and salaries (and taxes imposed upon employers with respect to such employees) for rendering service in the normal operation, cleaning, maintenance, and repair of the Building; (2) contract costs of contractors hired for the operation, maintenance and repair of the Building; (3) the cost of steam, electricity, water and sewer and other utilities (except for electricity and any other utility, which is separately charged by Landlord to the Demised Premises as herein provided) chargeable to the operation and maintenance of the Building; (4) cost of insurance for the Building, including fire and extended coverage, elevator, boiler, sprinkler leakage, water damage, public liability and property damage, plate glass, and rent protection, but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building or because of extra risk which are reimbursed to Landlord by such other occupants; (5) supplies; (6) legal and accounting expenses; (7) taxes; and (8) management fees.

     The term "Operating Expenses" shall not include: (1) the cost of redecorating or repairing not provided on a regular basis to tenants of the Building; (2) the cost of any repair or replacement items which, by standard accounting practice, should be capitalized; (3) any charge for depreciation, interest or rents paid or incurred by Landlord; (4) any charge for Landlord's income tax, excess profit taxes, franchise taxes or similar taxes on Landlord's business; and (5) commissions.

     (4) "Demised Rentable Square Feet" shall mean 106,000 square feet.

     (5) "Rentable Square Feet in the Building" shall mean 106,000 square feet.

     B. Payment of Operating Expenses and Taxes.

          (1) For and with respect to each calendar year of the term of this Lease (and any renewals or extensions thereof) there shall accrue, as additional rent, an amount equal to the product obtained by multiplying the Tenant's Fraction by the amount of Operating Expenses and Taxes for such year (appropriately pro-rated for any partial calendar year included within the beginning or end of the term).

          (2) Landlord shall furnish to Tenant as soon as reasonably possible after the beginning of each calendar year of the term hereof:

               (a) A statement (the "Expense Statement") setting forth (1) Operating Expenses for the previous calendar year, and (2) Tenant's Fraction of the Operating Expenses for the previous calendar year; and

               (b) A statement of Landlord's good faith estimate of Operating Expenses for the current calendar year, and the amount of Tenant's Fraction thereof (the "Estimated Share"), for the current calendar year.

          (3) Beginning with the next installment of minimum rent due after delivery of the foregoing statements to Tenant, Tenant shall pay to Landlord, on account of its share of Operating Expenses :

               (a) One-twelfth of the Estimated Share multiplied by the number of full or partial calendar months elapsed during the current calendar year up to and including the month payment is made, plus any amounts due from Tenant to Landlord on account of Operating Expenses for prior periods of time, less:

               (b) The amount, if any, by which the aggregate of payments made by Tenant on account of Operating Expenses for the previous calendar year exceed those actually due as specified in the Expense Statement.

          (4) On the first day of each succeeding month up to the time Tenant shall receive a new Expense Statement and statement of Tenant's Estimated Share, Tenant shall pay to Landlord, on account of its share of Operating Expenses, one-twelfth of the then current Estimated Share. Any payment due from Tenant to Landlord, or any refund due from Landlord to Tenant, on account of Operating Expenses not yet determined as of the expiration of the term hereof shall be made within twenty (20) days after submission to Tenant of the next Expense Statement.

     C. Audit. Tenant shall have the right upon reasonable notice to Landlord to audit the books and records upon which the Expense Statements are based. In the event of any discrepancy, Landlord or Tenant shall pay to one another any sums required. In the event the audit discloses that Tenant has been overcharged by more than three percent (3%) in any calendar year, Landlord shall pay for the cost and expense of the audit.

     D. Landlord's Obligation. Landlord shall clean and maintain the Demised Premises including the parking lot in a first class condition and in a manner suitable and compatible with Tenant's operations. Landlord acknowledges that Tenant manufactures sophisticated, complex and delicate machinery and will use best efforts to insure that its maintenance and cleaning shall not affect such manufacturing operations or work in progress.

     E. At any time hereunder, upon thirty (30) days written notice from Tenant to Landlord, Tenant may elect to provide either the services contemplated hereunder with respect to the interior of the building, or any portion thereof, the exterior premises or both. In the event such notice or notices are rendered, Landlord and Tenant shall adjust the Operating Expenses upon the provision of a statement from Landlord to Tenant.

     F. Landlord warrants and represents that the Demised Premises consist of a separately assessed tax parcel. Tenant may either contest any tax assessment or direct Landlord to contest any tax assessment or direct Landlord to contest expeditiously use its best efforts to contest the applicable assessment.

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     5. UTILITIES SEPARATELY CHARGED TO DEMISED PREMISES. Tenant shall be responsible for all utilities (including gas and electric) which are consumed within the Demised Premises. All utilities serving the Demised Premises shall be separately metered.. Utility bills shall be paid by Tenant within)thirty (30) days after the receipt and non-payment or late payment of such bills shall be considered a default under this Lease. Landlord warrants and represents that the utility services are or by the time of Substantial Completion will be adequate to provide the complete utility needs of Tenant in order to conduct its manufacturing business and conduct its operations in the Demised Premises.

     6. DELETED.

     7. CARE OF DEMISED PREMISES.

     Tenant agrees, on behalf of itself, its employees and agents, that it shall:

          (A) Comply at all times with any and all Federal, state, and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities relating solely to its use and occupancy of the Demised Premises and only with respect to the non-structural elements thereof.

          (B) Give Landlord access to the Demised Premises at all reasonable times, without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) upon reasonable notice, to show the Demised Premises to prospective mortgagees and purchasers and, during the six (6) months prior to expiration of the term, to prospective tenants; provided, however, Landlord shall use best efforts not to interfere with Tenant's manufacturing and business operations with respect to Landlord's conduct under this sub-section.

          (C) Keep the Demised Premises in good order and condition and replace all glass broken by Tenant, its agents, employees or invitees with glass of the same quality as that broken, except for glass broken by fire and extended coverage type risks, and commit no waste in the Demised Premises;

          (D) Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, damage from fire and extended coverage type risks, and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant; provided, however, upon the expiration of the Lease, Tenant shall not be required to repair any holes in the floor or wall necessitated by the removal of its machinery and equipment, and Tenant shall be permitted upon termination of the Lease to remove its trade fixtures.

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          (F) Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium) provided, however, Tenant shall be permitted to make alterations to the Demised Premises as it may deem necessary, in its sole discretion, in connection with its manufacturing operations, subject to Landlord's reasonable approval. Tenant shall maintain at its own sole cost adequate insurance coverage for all of its equipment, furniture, supplies and fixtures and provide Landlord with certificates evidencing such coverage;

          (G) Not make any alteration of or addition to the structural elements or the exterior of the Demised Premises without the prior written approval of Landlord (except for work of a decorative nature);

          (H) Not install or authorize the installation of any coin operated vending machines, except for pay phones and the dispensing of cigarettes, coffee, and similar items to the employees of Tenant for consumption upon the Demised Premises;

          (I) Observe the rules and regulations annexed hereto as Exhibit "B", as the same may from time to time be amended by Landlord for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building; and

          (J) Keep the Demised Premises heated at a level of at least forty-five degrees (45 degrees) to keep the sprinkler system and plumbing from freezing.


     7.5. REPAIRS. Landlord, at its expense will make, or cause to be made, structural repairs to exterior walls, structural columns, roof penetrations, and structural floors (excluding, however, doors, door frames, windows and glass) and repair to all items covered by warranty; provided Tenant shall give Landlord notice of the necessity for such repairs.

     8. SUBLETTING AND ASSIGNING. Tenant shall not assign this Lease without first obtaining Landlord's prior written consent, which consent may not be unreasonably withheld or delayed; provided, however, that Tenant shall at all times remain primarily liable to perform the obligations required under the Lease. Tenant shall have the right to sub-lease all or any portion of the Demised Premises in its sole discretion. In addition to the uses permitted under this Lease, Tenant may sub-lease all or any portion of the Demised Premises to be used as a warehouse or storage facility provided such use has no environmental impact on the building. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease without Landlord's consent if such an assignment is to (a) another corporation, in connection with the merger of Quad Systems Corporation with another entity, or (b) any corporation controlling, controlled by or under common control with Tenant. For the purposes hereof, "control" shall mean the ownership of a majority of the outstanding voting stock of a corporation or other majority equity or control interest if not a corporation, and the power to direct the management and policy of such corporation or such other entity.

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     9. DELAY IN POSSESSION. If Landlord is unable to substantially complete
Landlord's Work on or before December 1, 1996, then, upon Rent Commencement, Tenant shall be excused from paying rental for an equivalent number of days between December 1 and the date Landlord substantially completes the Landlord Work until December 31, 1996. Provided however that if plans are not agreed upon by August 31st then the work completion deadlines will be extended one day for each additional day beyond August 31st until the plans are agreed upon. Notwithstanding the foregoing, if the plans are not agreed to by September 15th, 1996 this lease can be terminated by either party., If Landlord is unable to substantially complete Landlord's Work on or before December 31, then in addition to the day for day rent abatement, Tenant shall be excused for paying rent for a number of days equal to twice the number of days between December 31 and the date Landlord substantially completes Landlord Work. Substantial Completion shall have the meaning set forth in Section 19.H of this Lease. Furthermore, if Landlord does not complete Landlord's Work on or before February 28th, 1997, then Tenant may cancel this lease unless such delay is caused by Tenant changes or delays

     10. FIRE OR CASUALTY. Tenant shall give prompt notice to Landlord in case of any fire or other damage to the Leased Premises or the Building. If, at any time during the Term (including the construction period) the Leased Premises shall be partially damaged by fire or other insured casualty, Landlord, except as otherwise provided herein, shall proceed promptly and with due diligence, and at its sole cost and expense, to restore the building and Landlord's Work in conformity with all requirements set forth herein, in connection with the performance thereof. If:

          (a) the Building shall be damaged to the extent of fifty (50%) percent or more of the cost of replacement thereof;

          (b) the Building shall be destroyed or substantially damaged as a result of a risk which is not covered by Landlord's insurance, notwithstanding Landlord's compliance with its obligations in respect of insurance provided herein; or

          (c) the Building shall be damaged to the extent of thirty (30%) percent or more of the cost of replacement thereof during the last two (2) years of the Term, then, in any such events, Landlord may elect either to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation (the "Fire Termination Notice") given to the Tenant within ninety (90) days after the date of an occurrence specified in this Section
     10. If Landlord elects to repair the damage but doesn't commence restoration within 90 days of the casualty and diligently prosecute such work, then the Tenant may cancel this Lease. If Landlord shall give a Fire Termination Notice to Tenant in the circumstances hereinbefore set forth, then subject to the provisions hereof, , this Lease shall cease and expire thirty (30) days after the date upon which Tenant shall receive or refuse delivery of the same, with such force and effect as though the date of Tenant's receipt or refusal of the Fire Termination Notice were the Expiration Date, and Tenant shall vacate and surrender the Leased Premises to Landlord. Upon the termination of this Lease as aforesaid, Tenant's liability for the rents and other charges and sums payable hereunder shall cease as of the date of such damage or destruction, and Landlord shall make an equitable refund of any rents and other charges paid by Tenant in advance and not earned. Unless this Lease is terminated by Landlord, as aforesaid, this Lease shall remain in full force and effect (the parties hereby waive the provisions of any law to the contrary), and Landlord shall repair and restore the Leased Premises as provided in this Section 10. Tenant shall continue the operation of Tenant's business in the part of the Building not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management. Tenant's obligation to pay rent shall abate during such period as the Leased Premises remain unable to be occupied due to damage.


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     11. LIABILITY. Deleted.

     12. EMINENT DOMAIN.

     12.1 If the whole of the Demised Premises, or such part thereof as will render the remainder unusable for the permitted use hereunder, or otherwise materially and adversely affect Tenants business shall be acquired or taken by eminent domain or similar proceedings for any public or quasi-public use or purpose or by private purchase in lieu thereof; then this Lease and the Term hereof shall automatically cease and terminate as of the earlier to occur of (a) the date of title vesting in such proceedings or (b) the date Tenant is ordered to vacate the Demised Premises and in fact vacates and ceases to use the Demised Premises. In addition, if thirty (30%) percent or more of the Parking Area shall be taken within the last two (2) years of the Term, then Tenant may cancel this Lease effective as of the earlier to occur of (a) and (b) above.

     12.2 If fifty (50%) percent or more of the square footage of the Building and/or fifty (50%) percent or more of the Parking Area shall be so taken, or if vehicular access to the Parking Area shall be taken without provision being made for reasonable equivalent substitute access, then Tenant shall have the right to terminate this Lease by thirty (30) days' prior notice given to the other within sixty (60) days after earlier to occur of (a) the date of title vesting in such proceeding or (b) the date Tenant is ordered to vacate the Demised Premises and in fact vacates and ceases to use the Demised Premises and upon the expiration of such thirty (30) day period this Lease shall cease and terminate with the same force and effect as though the date set forth in the said notice were the date herein fixed for the expiration of the Term.

     12.3 All rents payable hereunder:

          (a) with respect to the taken portion of the Demised Premises, shall be paid by the Tenant up to the earlier of the date of title vesting in such proceeding or the actual taking of possession; and

          (b) with respect to the untaken portion of the Demised Premises, shall be paid by Tenant up to the date this Lease is terminated.

          If any part of the Demised Premises shall be so taken and this Lease shall not be terminated, as aforesaid, then this Lease and all of the terms and provisions hereof shall continue in full force and effect, except that the Fixed Net Rent, and all Additional Rent shall each be equitably apportioned and Landlord shall, upon receipt of the award in condemnation, diligently and in good faith make all necessary repairs and alterations (exclusive of Tenant's trade and lighting fixtures, furniture, furnishings, personal property, decorations, signs and contents) to restore the portion of the Demised Premises remaining to as near its former condition as the circumstances will permit, provided, however, that Landlord, in any event, shall not be required to spend for such repairs and alterations an amount in excess of the amount received by Landlord as condemnation damages for the portion of the Demised Premises no so taken, and Tenant, at Tenant's expense, shall, at its option, make all necessary repairs and alterations to Tenant's trade and lighting fixtures, furniture, furnishings, personal property, decorations, signs and contents. Tenant's obligation to pay rent shall abate during such period as the Leased Premises remain unable to be occupied due to condemnation.


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     13. INSOLVENCY.

          (a) The appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant, or (b) an assignment by Tenant for the benefit of creditors, or (c) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless, in the case of involuntary proceedings, the same shall be dismissed within thirty (30) days after institution), or (d) any execution issued against Tenant which is not stayed or discharged within fifteen (15) days after issuance of any execution sale of the assets of Tenant, shall constitute a breach of this Lease by Tenant. Landlord, in the event of such a breach, shall have, without need of further notice, the rights enumerated in Section 14 herein.

     14. DEFAULT.

          A. If Tenant shall fail to pay rent or any other sum payable to Landlord hereunder within ten (10) days after rent is due, or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within fifteen (15) days of written notice from Landlord to Tenant (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure or if any of the events specified in Section 13 occur, or if Tenant vacates or abandons the Demised Premises during the term hereof or removes or manifests an intention to remove any of Tenant's goods or property therefrom other than in the ordinary and usual course of Tenant's business or in the event of an assignment pursuant to Section 8, then and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

               (1) upon three (3) days notice to Tenant, declare to be immediately due and payable, on account of the rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of said term on account of default), a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or

               (2) whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least fifteen
          (15) days notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

          B. For purposes herein, the Accelerated Rent Component shall mean the aggregate of:

               (1) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

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               (2) the rent reserved for the then entire unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component; and reduced by the net present value of the net rental after leasing and fitout costs associated with any lease executed for the Demised Premises for the same term as the remaining term of the lease by a discount rate equal to the federal reserve discount rate at the time of the default. Tenant will be entitled to be reimbursed for such net rental proceeds if Tenant has already paid the Accelerated Rent Component prior to such releasing.

          (C) In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may, without future notice, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of the this Lease) and on such terms (which may include concessions of free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Demised Premises.

          (D) Tenant shall, with respect to all periods of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

               (1) In the event of termination of this Lease on account of Tenant's default or breach, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commissions, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due.

               (2) In the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord, and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.

          (E) In the event Landlord shall, after default or breach by Tenant, recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus amounts paid to Landlord by Tenant exceed the aggregate of rent and other charges accrued in favor of Landlord to the end of said term, Landlord shall refund such excess to Tenant, without interest, promptly after such determination.

          (F) Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting.

          (G) As an additional and cumulative remedy of Landlord in the event of termination of this Lease by Landlord following any breach or default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Landlord's election under this subsection (G) less the fair rental value of the Demised Premises for the remainder of the term of this Lease (taken without regard to the early termination) and such damages shall be payable by Tenant upon demand. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect.

          (H) In the event of any default occurrence by which Landlord shall have the rights and remedies specified in this Section 14:

               (ii) For the purpose of obtaining possession of the Demised Premises, Tenant hereby authorizes and empowers any prothonotary or attorney of any court of record to appear for Tenant and to file in any court an agreement for entering an amicable action and judgment in ejectment for recovery of possession, and/or to confess judgment for possession against Tenant and those claiming by, through or under Tenant in favor of Landlord by Complaint to Confess Judgment or otherwise, and Tenant agrees that upon such entry or judgment a writ of possession for the Demised Premises may forthwith issue; and

          (J) If rent or any other sum due from Tenant to Landlord shall be overdue for more than five (5) business days after notice from Landlord, it shall thereafter bear interest at the rate of three percent (3%) over the Prime Rate existing for CoreStates bank at that time per annum (or, if lower, the highest legal rate) until paid.

          (K) In the event Landlord fails to perform any of its obligations under this Lease Agreement, in addition to any remedy which may be available to Tenant under law or equity, Tenant shall be entitled to utilize self-help and perform the action for which Landlord is responsible and offset the cost of such action provided it is a component of operating expenses or is a structural repair which without repairing threatens the health, safety and welfare of the tenants employees and pursue all remedies available to it at law to recover such expenses Tenant to Landlord; provided, however, that Tenant shall have first provided Landlord with written notice of Landlord's failure to perform its obligations, which notice shall specify in particular those failures alleged by Tenant and a period of thirty (30) days from such notice for Landlord to cure such failure of performance.

     15. SUBORDINATION. This Lease is and shall be subject and subordinate to all the terms and conditions of all underlying mortgages and to all ground or underlying leases of the entire Building which may now or hereafter be secured upon the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, the subordination provided for hereunder shall only be effective if the mortgagees or superior lessees shall have delivered a subordination, non-disturbance and attorment agreement ("SNDA") which provides that so long as Tenant is not in monetary default under the terms and conditions of the Lease, that such mortgagee or superior lessee shall not take steps to terminate this Lease in any foreclosure or ejectment proceeding; and provides that such mortgage or superior lessee shall be bound by the terms and conditions of this Lease. Tenant shall execute, within fifteen (15) days after request, any certificate that Landlord may reasonably require acknowledging such subordination. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien, and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment. Landlord further agrees that it will obtain from any mortgagee of a mortgage in effect the time of execution of the Lease and from any superior lessee of any ground or underlying lease in effect at the time of execution of this Lease an SNDA containing the conditions set forth in this Section 15 within thirty (30) days of execution of this Lease or in the case of a new mortgage within 5 days of closing the new mortgage.

     16. NOTICES. All bills, statements, notices or communications which either party may desire or be required to give to Landlord or Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to an officer of Landlord or Tenant or sent by registered or certified mail addressed to Landlord or Tenant, and the time of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail, as the case may be..

     17. HOLDING-OVER. Should Tenant continue to occupy the Demised Premises after expiration of the term of this Lease or any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation of any of Landlord's rights or remedies therefor) be one at sufferance from month to month at a minimum monthly rental equal to twice the rent payable for the last month of the term of this Lease.

     18. MISCELLANEOUS.

          A. Tenant represents and warrants that it has not employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease, and agrees to indemnify and hold Landlord harmless from any and all cost or liability for compensation claimed by any broker or agent with whom it has dealt.

          B. The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.. Subject to the foregoing limitation, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns.

          C. The term "Landlord" as used in this Lease means the fee owner of the Building or, if different, the party holding and exercising the right, as against all others (except space tenants of the Building) to possession of the entire Building. Landlord above-named represents that it is the holder of such rights as of the date of execution hereof. In the event of the voluntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant's security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder which shall thereafter accrue. . Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord. Notwithstanding anything to the contrary contained in this Lease, any liability of Landlord, its agents, partners or employees, arising out of or in respect of this Lease, the Demised Premises or the Building, and, if Landlord shall default in the performance of Landlord's obligation under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in its interest in the Building.

          D. The Tenant agrees to execute a memorandum of this Lease in the form attached to this Lease, shall be recorded by Landlord. Tenant also agrees to execute any assignment of this Lease by Landlord, evidencing its consent to such assignment.

     19. LANDLORD IMPROVEMENTS.

          A. Landlord shall, in a good and workmanlike manner, using only new materials shall cause the Demised Premises to be improved in accordance with the space plan shown on Exhibit "C" and the specifications to be agreed to by Landlord and Tenant ("Landlord's Work"). Landlord shall comply with all requirements of public authorities including without limitation, the requirements of the Americans with Disabilities Act and shall comply with all covenants, conditions and restrictions affecting the Demised Premises and the Permitted Encumbrances.

          B. Landlord shall cause to be prepared and submitted to Tenant for its approval specifications in accordance with the space plan that provides Tenant with a "turnkey" space ready to be occupied except for installation of furnishings and Tenant equipment. The turnkey improvements shall include, without limitation, natural gas fired heating systems and electric air conditioning for the entire Demised Premises, individually designed to meet the needs of each Tenant's departments, as determined by Tenant in its sole discretion. Tenant shall promptly respond to any question or request of Landlord in order to facilitate the development of the plans and specifications for Landlord's Work. Landlord may develop the plans and specifications in parts so long as each part is a complete plan and specification for an integral unit or department of Tenant's operations. Landlord shall use its best efforts to complete the plans and specifications for Landlord's Work within twenty one (21) days after the execution of this Lease. Upon completion of the plans and specifications (or any part thereof), Landlord shall submit the completed work to Tenant who shall either approve the plans and specifications within ten (10) days of their submission to it or shall within the same time frame disapprove all or a portion of the plans and specifications indicating with specificity the reasons for its disapproval. Thereafter, Landlord shall revise the plans to correct the disapproved items in Tenant's submittal within five (5) business days of receipt of Tenant's submission. Each submission thereafter of Landlord and Tenant shall be responded to within five (5) days of submission from one to the other until a full set of plans and specifications for Landlord's Work is fully approved by both parties.

          C. Landlord shall construct Landlord's Work in accordance with the approved plans and specifications.

          D. Landlord has prepared a budget for Landlord's Work which is attached hereto and made a part hereof in which Landlord has estimated that Landlord's Work shall cost $1,750,000. Within 15 days of completion of the plans and specifications, Landlord shall provide Tenant with the cost of Landlord's Work. To the extent the cost of Landlord's Work shall exceed $1,750,000, Landlord and Tenant shall use good faith efforts to reduce the cost to $1,750,000 or less. If the costs are greater than $2,050,000, then Tenant may cancel this lease with three (3) days notice unless Landlord can reduce such costs less than $2,050,000 by using mutually accepted alternative designs or specifications. The budget ("Budget") shall become the amount for which Landlord agrees to complete the work except as a result of change orders approved in scope and amount by Tenant or force majeure; provided, however, in the event of a force majeure, Landlord shall give Tenant reasonable prior notice of such excess of costs detailing to Tenant's reasonable satisfaction the causes thereof.

          E. Within fifteen (15) days after completion of Landlord's Work, Landlord shall accumulate the cost of Landlord's work and shall certify such costs to Tenant, providing Tenant with a certificate of an independent certified public accountant. To the extent that the cost of Landlord's Work is less than $1,750,000, Landlord shall pay to Tenant within ten (10) days thereafter, ninety percent (90%) of the difference between $1,750,000 and certified cost of Landlord's Work. To the extent the cost of Landlord's Work shall exceed $1,750,000 but shall be less than $1,850,000, Tenant shall repay Landlord by adding to the Minimum Rent an amount equal to the monthly amount required to amortize the amount of such excess cost at an annual interest rate of nine percent (9%) in one hundred twenty equal (120) payments. Any costs for Landlord's Work in excess of $1,850,000 shall be reimbursed to Landlord by Tenant within thirty (30) days of receipt of the certified costs. Notwithstanding anything contained in this subsection, Tenant shall be required to pay no more than the amount specified in the Budget, except as a result of change orders approved in scope and amount by Tenant or force majeure.

          F. During the course of the performance of Landlord's Work, either party may request a change order to the plans and specifications for Landlord's Work. In such event, Landlord promptly shall cause the change order to be reflected in the plans and specifications; provided, however, in the event the performance of the change order shall be requested by Tenant and shall necessitate extra time in the performance of Landlord's Work, Landlord may refuse to perform the change order unless Tenant excused Landlord day-for-day in the time limit imposed in Section 9 hereof; and provided, further, that if the change order shall be requested by Tenant and shall require an increase in the cost of Landlord's Work, Landlord may refuse to permit the change unless Tenant agrees to pay for the cost of the change order without regard to the arrangements reflected in sub-section E. hereof.

          G. Landlord shall provide Tenant with all warranties with respect to Landlord's Work. All warranties shall be for one (1) year with the following exceptions:

                  Roof:    seven (7) years
                  Parking Lot Paving:  seven (7)  years
                  HVAC:  one (1) year on parts and labor and
                         five (5) years on the compressors.

          H. The Leased Premises shall be deemed to be "Substantially Complete" for purposes of this Lease on the date on which all of the following criteria shall be satisfied:

               (a) Landlord's Work has been substantially completed in compliance with the provisions of 19.A;

               (b) all permits, fire underwriter's certificates and certificates of occupancy (which term may include a temporary certificate of occupancy, provided any and all conditions specified in the temporary certificate of occupancy do not materially and unreasonably interfere with Tenant's use of the Leased Premises) required for the use and occupancy of the Leased Premises) have been issued by the appropriate governmental authority;

               (c) all facilities, systems and utilities (exclusive of telephones) servicing the Leased Premises are in good working order so as to permit the Leased Premises to be used and occupied for its intended purposes;

               (d) all common areas, including the lobbies, stairs, restrooms, walkways, roadways and the Parking Area have been completed (paved, striped and lighted) and are available for use;

               (e) the warranties and representations of Landlord set forth in this Lease shall be true and correct in all material respects or, if the same shall not be correct in all material respects, Landlord has duly cured such breach; and

               (f) A certificate of substantial completion shall have been issued by Landlord's architect for the Building (the "Building Architect").

          Landlord's Work shall be considered to be substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, which details Landlord shall promptly thereafter perform at Landlord's sole cost and expense. Prior to the Commencement Date, or within a reasonable period of time after Landlord's receipt of the same (if after the Commencement Date), Landlord shall provide to Tenant at least one copy of all applicable warranties from manufacturers, all maintenance manuals, all guarantees and warranties specified in the specifications to Landlord's Working Drawings and Specifications, keys, project site documents including as built drawings, change orders, inspection certificates and manufacturers' certificates and manuals. Notwithstanding anything contained herein to the contrary, Substantial Completion of Landlord's Work shall be considered to have occurred on the date that would have occurred but for changes or delays caused by the Tenant.

     20. WAIVER OF SUBROGATION. Each party hereto waives any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease, or any extension or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waivers of claims. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefor, the party which would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit.

     21. RENT TAX. If, during the term of this Lease or any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Demised Premises or upon the amount of rentals collected therefor, Tenant will pay each month, as additional rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.

     22. PRIOR AGREEMENT, AMENDMENTS. Neither party hereto has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise. No agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     23. CAPTIONS. The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

     24. MECHANIC'S LIEN. Tenant shall, within ten (10) days after notice from Landlord, discharge any mechanic's lien for materials or labor claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord) and shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.

     25. LANDLORD'S RIGHT TO CURE. Landlord may (but shall not be obligated), on five (5) days notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of Tenant any default hereunder by Tenant, and the cost of such cure (including any attorney's fees incurred) shall be deemed additional rent payable upon demand.

     26. PUBLIC LIABILITY INSURANCE.

          (a). Tenant shall at all times during the term hereof maintain in full force and effect with respect to the Demised Premises and Tenant's use thereof, comprehensive public liability insurance, naming Landlord as an additional insured, covering injury to persons in amounts at least equal to One Million ($1,000,000.00) Dollars combined single limit bodily injury and property. Tenant shall lodge with Landlord duplicate originals or certificates of such insurance at or prior to the Commencement Date of the term hereof, together with evidence of paid-up premiums, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration. Tenant's insurance shall only be required to be primary insurance with regards to claims arising out of Tenant's use of the Lease Premises.

          (b). Landlord Coverage. Landlord shall purchase and maintain, at its cost and expense, hazard insurance on the Building. Such coverage shall be written on an "all risks" of physical loss or damage basis, in an amount not less than the full replacement cost of the Building and on a form and in such amounts as shall not be subject to any co-insurance penalty. It is understood that a portion of such insurance may provide for reasonable deductibles in amounts reasonably determined by Landlord. All proceeds of such insurance shall be payable directly and solely to Landlord, its assigns or mortgagees, and Tenant shall have no interest therein or rights with respect thereto. Landlord is entitled to carry up to a $10,000 deductible amount from Landlord's insurance coverage.

          Landlord also shall purchase and maintain, at its cost and expense, comprehensive public liability insurance, naming Tenant as an additional insured, with respect to accidents occurring in or about the Building and on the Land, affording coverage in the case of personal injury to or death of any person or persons, of not less than One Million Dollars ($1,000,000) for each occurrence of injury or death to one person and affording coverage of not less than One Million Dollars ($1,000,000) in the case of property in any one occurrence. Without limiting the generality of the foregoing, Landlord also shall purchase and maintain, at its cost and expense, liability insurance covering the activities of any contractors, laborers, suppliers or materialmen retained by Landlord in order to satisfy its maintenance and repair obligations pursuant to this Lease.

     27. ESTOPPEL STATEMENT. Tenant shall from time to time, within ten (10) days after request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments or modifications), the dates to which rent and other charges have been paid, and whether or not, to the best of Tenant's knowledge, Landlord is in default or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified).

     28. ENVIRONMENTAL COMPLIANCE.

     A. Tenant hereby covenants and agrees to use and occupy the Demised Premises and to conduct its business and operations thereupon in full compliance with all applicable statutes, codes, rules, regulations, and ordinances as they may change from time to time pertaining to the protection of the environment and to hazardous substances and hazardous wastes as those terms may be defined from time to time in such statutes, codes, rules, regulations, and ordinances ("Environmental Laws").

     B. Tenant shall promptly provide Landlord with copies of all correspondence from or to the U.S. Environmental Protection Agency, the Pennsylvania Department of Environmental Resources or any other federal, state or local governmental agency which pertains to the Demised Premises regarding but not limited to the following: (1) Tenant's compliance with the Environmental Laws; (2) any permits which Tenant may be required to obtain pursuant to the Environmental Laws; (3) any release or threat of release of a hazardous substance or hazardous waste which has occurred in the Demised Premises.

     C. Tenant shall immediately notify Landlord of its receipt of any notices of alleged violations of the Environmental Law from any other party including but not limited to governmental agencies including requests for information.

     D. Tenant shall promptly provide Landlord with copies of any documents required to be kept or prepared by Tenant or maintained at the Demised Premises pursuant to the Pennsylvania Worker Right to Know Act, 35 P.S. 7301 et seq., and the regulations promulgated thereunder.

     E. Tenant shall promptly supply to Landlord true and complete copies of all sampling and test results obtained from any samples and tests taken at or around the Demised Premises.

     F. In the event of any "release" of a "hazardous substance" or "hazardous waste" as those terms are defined in any of the Environmental Laws, which release requires notification of any governmental agency, Tenant shall immediately notify Landlord of the release and provide a full, true and complete description of the release, the substances involved and the remedial efforts taken.

     G. At any time during the term hereof, Landlord shall have a right to enter upon the Demised Premises to inspect the Demised Premises and to evaluate Tenant's compliance with the Environmental Laws. Such right of access shall include a right to review Tenant's records pertaining to compliance with the Environmental Laws. Tenant hereby agrees to cooperate with Landlord in any such inspection and evaluation.

     H. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, demands, judgments, suits, liens, actions, and other proceedings, arising out of or relating to the removal, remediation, corrective action or clean up of any hazardous waste or hazardous substance as defined in the Environmental Laws or any other proceedings or actions threatened, or brought for the enforcement of any Environmental Laws now or hereafter applicable to the Demised Premises and resulting from or arising out of Tenant's use, operation, and occupation thereof during the term of this Lease. Such indemnification shall include but not be limited to costs of investigation, engineering fees, attorneys fees, costs of remediation and clean up and future site maintenance.

     I. Deleted.

     J. All of the terms and conditions of this Section shall survive the termination of this Lease Agreement for so long as any liability may arise under the Environmental Laws with respect to the Demised Premises.

     K. Landlord warrants represents and covenants, that, at the time of the execution of this Lease, the Demised Premises are in compliance with the Environmental Laws and Landlord has no knowledge of any condition which with the passage of time, will result any change to this warranty and representation. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any and all claims, demands, judgments, suits, liens, actions or other proceedings, arising out of any breach of the foregoing representation, warranty and covenant including reasonable attorney's fees and disbursements.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

                                       LANDLORD:
                                       MARAVE ASSOCIATES, L.P.



                                       BY:___________________________


                                       DATE:____/____/____


                                       TENANT:
                                       QUAD SYSTEMS CORPORATION

                                       BY:_________________________

                                       DATE:____/____/____


Exhibits & Schedules:

Schedule A:       Rent Rider
Exhibit A:        Plot Plan
Exhibit A-1:      Permitted Title Exceptions
Exhibit B:        Building Rules and Regulations

                                    EXHIBIT A

                                    PLOT PLAN

                                   EXHIBIT A-1

                           PERMITTED TITLE EXCEPTIONS

     1. Rights granted to Philadelphia Electric Company as in Deed Book 4907 page 343.

     2. Rights granted to PECO Energy Company as in Deed Book 5106 page 225.

     3. Stream of water flows through premises hereon, subject to the riparian right of owners of grounds bounding thereon.

     4. Conditions disclosed on Plan recorded in Plan Book A7 page 120, shows the following: 20 feet wide drainage easement and 20 feet wide sanitary sewer easement with 12 inch V.C.P. through premises.

                                  SCHEDULE "A"

                                   RENT RIDER


                PERIOD                 MONTHLY                ANNUALLY
                ------                 -------                --------
                Year 1                 $64,925                $779,100
                Year 2                 $64,925                $779,100
                Year 3                 $67,133                $805,600
                Year 4                 $67,133                $805,600
                Year 5                 $70,225                $842,700
                Year 6                 $70,225                $842,700
                Year 7                 $72,875                $874,500
                Year 8                 $72,875                $874,500
                Year 9                 $75,966                $911,600
               Year 10                 $75,966                $911,600

OPTION TERMS:

            Years 11 - 15              $87,000               $1,044,100
            Years 16 - 20              $99,375               $1,192,500


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                                   EXHIBIT "B"
                         BUILDING RULES AND REGULATIONS


     1. Deleted.

     2. Deleted.

     3. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as specified in a tenant's lease. Signs on or adjacent to doors shall be in color, size and style approved by Landlord, the cost to be paid by the tenants. A directory in a conspicuous place, with the names of tenants, will be provided by Landlord; any necessary revision in this will be made by Landlord within a reasonable time after notice from the tenant of an error or of a change making revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord.

     4. No tenant shall do or permit anything to be done in its leased premises, or bring to keep anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire prevention and safety, or with any regulations of the fire department, or with any insurance policy upon the Building or any part thereof, or conflict with any rules or ordinances of any Board of Health or other governing bodies having jurisdiction over the Building.

     5. The janitor of the Building may at all times keep a pass-key, and he and other agents of the Landlord shall at all times be allowed admittance to the leased premises for purposes permitted in Tenant's lease.

     6. No additional locks shall be placed upon any doors without the written consent of the Landlord. All necessary keys shall be furnished by the Landlord, and the same shall be surrendered upon the termination of this Lease, and the Tenant shall then give the Landlord or his agents explanation of the combination of all locks upon the doors of vaults.

     7. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or abuse by a tenant or its agents, employees or invitees, shall be borne by the Tenant.

     8. Deleted.

     9. Deleted.

     10. Nothing shall be thrown out the windows of the building or down the stairways or other passages.

     11. Tenants shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

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     12. If any tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to what and how the wires may be introduced, and without such directions no boring cutting for wires will be permitted.

     13. If a tenant desires shades, they must be of such shape, color, materials and make as shall be prescribed by Landlord. No outside awning shall be permitted.

     14. No portion of the Building shall be used for the purposes of lodging rooms or for any immoral or unlawful purposes.


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